UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2009

AFFYMAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33213	77-0579396
(Commission File Number)	(IRS Employer Identification No.)

4001 Miranda Avenue

Palo Alto, CA 94304

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (650) 812-8700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 9, 2009, the Board of Directors of Affymax, Inc. (the “Company”) appointed Mr. Hollings C. Renton as a director to serve until his successor is duly elected and qualified at the Company’s annual meeting of stockholders to be held in 2011.  In connection with his services as a director, Mr. Renton receives the Company’s standard non-employee director cash and equity compensation, which includes cash compensation of $40,000 per year and, pursuant to the terms of the Company’s 2006 Equity Incentive Plan, an automatic non-discretionary grant of an option to purchase 7,500 shares upon appointment at an exercise price equal to the fair market value on the date of grant.  A press release announcing the appointment of Mr.Renton is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits:

Exhibit No.	Description

99.1	Press Release, dated June 10, 2009, announcing the appointment of Hollings C. Renton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMAX, INC.

Dated: June 11, 2009
	By:	/s/ Paul B. Cleveland

Paul B. Cleveland
Executive Vice President, Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 10, 2009, announcing the appointment of Hollings C. Renton.